Calculation of Filing Fee Tables
S-3
Natera, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(a)	1,952,565	$ 237.75	$ 464,222,328.75	0.0001381	$ 64,109.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 464,222,328.75		$ 64,109.10
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 63,712.72
			Net Fee Due:						$ 396.38
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such an indeterminate number of additional shares of common stock of the registrant as may become issuable upon stock splits, stock dividends and similar events. The registrant is hereby registering 1,952,565 shares of its common stock for resale comprised of: (i) 1,127,982 shares ("Consideration Shares") of the Company's common stock beneficially owned by the Selling Stockholders at the closing of the transactions contemplated by the Merger Agreement, described in the prospectus, and (ii) an estimated 824,583 additional shares that may become issuable to the Selling Stockholders after the closing of the transactions pursuant to the Merger Agreement (the "Potentially Issuable Shares"), consisting of the Adjustment Escrow Shares, the Milestone Shares, the Surplus Shares and the Price Protection Shares, as described in the prospectus. The number of Potentially Issuable Shares is based on a good faith estimate of the number of shares issuable pursuant to the Merger Agreement within the next three years, and such amount is not an indication or prediction of how many of such shares will ultimately be issued, because the actual number of shares issuable depends on a variety of factors, including whether there are any post-closing adjustments to the purchase price, the actual number of shares released from escrow, the future trading price of the Company's common stock, the prices and volumes at which shares may be resold within the specified price protection period and whether certain milestones are achieved, among other things. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock of the registrant on The Nasdaq Global Select Market on December 9, 2025, which was $237.75 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Natera, Inc.	S-3	333-291953	12/05/2025		$ 63,712.72	Equity	Common stock, par value $0.0001 per share	1,952,565	$ 461,352,058.20
Fee Offset Sources		Natera, Inc.	S-3	333-291953		12/05/2025						$ 63,712.72
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant paid a registration fee of $63,712.72 in connection with the registration of 1,952,565 shares of its common stock pursuant to a registration statement on Form S-3 (File No. 333-291953), which was initially filed with the SEC on December 5, 2025 (the "Prior Registration Statement"). The Prior Registration Statement was not declared effective by the SEC, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on December 10, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $63,712.72.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A